UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill
Betsy L. McCoy
Steven J. Pully
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 15, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is attached hereto as Exhibit 1. A copy of the press release will be made available on Blackwells’ website, www.NoMoreMonty.com.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Braemar Hotels & Resorts Inc. (the “Corporation”) for the Corporation’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE universal proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

ALL STOCKHOLDERS OF THE CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE CORPORATION, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Corporation’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Corporation’s Fifth Amended and Restated Bylaws, as amended (the “Bylaws”) and defective. On March 24, 2024, the Corporation brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas (the “District Court”), seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Corporation’s stockholders. Ultimately, Blackwells believes the Corporation’s claims have no merit. On April 11, 2024, Blackwells filed a Complaint in the District Court against the Corporation and the Corporation’s directors. Blackwells alleges, among other things, that the Corporation improperly rejected Blackwells’ nomination notice, breached the Bylaws, and violated Section 14(a) of the Securities Exchange Act of 1934 by issuing false and misleading statements and failing to disclose The Dallas Express as a proxy participant. The action filed by the Corporation on March 24, 2024 and the action filed by Blackwells on April 11, 2024 have been consolidated (the “Consolidated Litigation”). The Consolidated Litigation is currently stayed. The outcome of the Consolidated Litigation and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE universal proxy card.

Exhibit 1

Braemar Chairman Monty J. Bennett Defeated at Ashford Hospitality Trust, Inc.’s Annual Meeting in Broad Referendum on his Failed Leadership

Blackwells Highlights Braemar’s Overt Support of Ashford’s Entrenchment Tactics

Blackwells Will Hold Braemar Board and Monty Bennett to Account for Unprecedented Destruction of Shareholder Value at Braemar

NEW YORK, May 15, 2024 (GLOBE NEWSWIRE) -- On May 14, 2024, Braemar Hotels & Resorts Inc. (“Braemar”) (NYSE: BHR) issued a bizarre press release congratulating Ashford’s “victory” after stockholders voted out Chairman Monty J. Bennett and director Kamal Jafarnia, and both directors were forced to tender their resignations pursuant to Ashford’s corporate governance guidelines. But for Braemar and Ashford’s record as two of the most poorly performing REITs in America, this would all be quite comical.

Jason Aintabi, Chief Investment Officer of Blackwells Capital LLC, said:

“Monty Bennett and Kamal Jafarnia were defeated handily at Ashford, only to have their directorships resurrected by the rest of the entrenched directors in a complete mockery of Ashford's director resignation policy.

For Braemar to issue a press release congratulating the board of directors at a supposedly separate public company for its successful employment of entrenchment tactics to preserve the seats of two losing directors highlights the lack of separation between Braemar and other companies in the Monty Bennett sphere of influence. It further foreshadows the types of improper entrenchment mechanisms that Monty and his cronies will employ at Braemar to prevent independent voices from gaining access to the boardroom.

Ashford stockholders sent Monty Bennett, the Chairman of Ashford and Braemar, a decisive message that his tyrannical reign over both companies is coming to an end. Blackwells is prepared for the underhanded tactics Monty and his entrenched Board will employ to preserve the golden goose that we label “Archibald and Montgomery’s shady Advisory Agreement”. We are unsurprised by these contaminated maneuvers given Montgomery’s past, and remind our fellow shareholders that the referendum taking place at Braemar is about only two things: a 90% collapse in Braemar’s share price and a near 600% increase in the fees paid by Braemar to entities controlled by Monty and his father, Archie. We believe the Board will stop at nothing to ensure independent fiduciaries don’t find their way into the boardroom. Unfortunately for them, the clock is ticking.”

For more information about Blackwells’ campaigns at Ashford and Braemar, visit www.montymustgo.com and www.nomoremonty.com.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including stockholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com.

Contacts

Stockholders

MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media

Gagnier Communications
Dan Gagnier & Riyaz Lalani
646-569-5897
blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells Capital LLC, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the 2024 Annual Meeting. On May 2, 2024, the Participants filed with the SEC their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.